                                                                     EXHIBIT 4.3

                           SHORT TERM PROMISSORY NOTE

US$25,000.00                                                   February 1, 2005

         FOR VALUE RECEIVED, Voyager One, Inc. promises to pay to the order of Castle Hill Advisory Group at such place as the holder of this Note may from time to time designate, the principal sum of twenty five thousand and 00/100 (US$25,000.00) together with simple interest from the date funds are received by Voyager One, Inc. at the rate of six percent (6) per annum on the principal balance.

         The note matures and becomes due March 31, 2005. The amount of the payment shall be an amount equal to the outstanding principal and unpaid interest.

         All payments on account of the indebtedness evidenced by this note shall be first applied to interest on the unpaid principal balance and the remainder to principal.

         All parties to this note severally waive presentment for payment, notice of dishonor, protest and notice of protest.



Voyager One, Inc.                               Sebastien C. DuFort
859 West End Court
Suite I                                          BY:  /S/ Sebastien C. DuFort
Vernon Hills, IL 60061                                ------------------------
Phone: 847-984-6200                                      SIGNATURE & DATE
Fax: 847-984-6201


BY:   /S/ John A. Lichter 2/1/05
      --------------------------
         SIGNATURE & DATE
         JOHN A. LICHTER
         CEO
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                                   CONSENT TO
                  AMENDMENT OF SHORT TERM PROMISSORY NOTE DATED
                                FEBRUARY 1, 2005

         FOR VALUE RECEIVED, the undersigned, Castle Hill Advisory Group and Voyager One, Inc., a Nevada corporation, hereby consent to an Amendment of the terms of the Short Term Promissory Note dated February 1, 2005 as follows:

         1. The installment payment due date is hereby extended from March 31, 2005 to July 31, 2005.

         2. This Consent is effective March 27, 2005 regardless of when it is signed. The remaining terms of the original note dated February 1, 2005 shall remain in full force and effect.


                           "Payee"


Name:             Castle Hill Advisory Group
Address:          433 S. Washington St.
                  Hinsdale, IL 60521
Phone             630-546-6672
Fax               630-321-0872

                  By: /s/ Sebastien C. DuFort
                      -----------------------
                      Signature and Date
                      Sebastien C. DuFort
                      Managing Director

                                   CONSENT TO
               SECOND AMENDMENT OF SHORT TERM PROMISSORY NOTE DATED
                                FEBRUARY 1, 2005

         FOR VALUE RECEIVED, the undersigned, Castle Hill Advisory Group and Voyager One, Inc., a Nevada corporation, hereby consent to a Second Amendment of the terms of the Short Term Promissory Note dated February 1, 2005 with an original principal amount of $25,000 as follows:

         1. The maturity date of July 31, 2005 is hereby extended to anytime on demand after August 9, 2005.

         2. This Consent is effective July 31, 2005 regardless of when it is signed. The remaining terms of the original note dated February 1, 2005 shall remain in full force and effect.


                           "Payee"


Name:             Castle Hill Advisory Group
Address:          433 S. Washington St.
                  Hinsdale, IL   60521

Phone             630-546-6672
Fax               630-321-0872

                  By: /s/ Sebastien C. DuFort
                      ----------------------------
                           Signature and Date
                           Sebastien C. DuFort
                           Managing Director